UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 31, 2016

(Date of Earliest Event Reported)

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Walnut Avenue, Suite 310, Fremont, California 94538

(Address of principal executive offices, including zip code)

(949) 250-8888

(Registrant’s telephone number, including area code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2016, Identiv, Inc. (the “Company”) entered into an amendment (the “Third Amendment”) to its Credit Agreement with Opus Bank (the “Credit Agreement’). Under the Third Amendment, the revolving loan facility was reduced from $30.0 million to $10.0 million and certain financial covenants were amended and added, including covenants with respect to tangible net worth, maximum senior leverage ratio, minimum asset coverage ratio, minimum EBITDA, and minimum unrestricted cash balance of at least $7.5 million. In addition, the Company: (i) amended the existing warrant held by Opus Bank by increasing the number of shares of common stock underlying the warrant from 100,000 to 200,000 shares and decreasing the exercise price from $9.90 to $2.19 per share (the “Warrant Amendment”), (ii) agreed to issue new warrants to purchase 100,000 shares of common stock in the event that the outstanding principal balance of the Company’s loans with Opus Bank exceeds specified thresholds on each of September 30, 2016, December 31, 2016 and March 31, 2017 (the “New Warrants”), and (iii) amended its existing registration rights agreement with Opus Bank to include the New Warrants and change the circumstances under which the Company must register shares underlying the warrants issued to Opus Bank (the “Amended Rights Agreement”). The terms of the New Warrants, if issued, will be identical to those of the existing warrant, except that each new warrant issued will be exercisable for 100,000 shares and have an exercise price equal to the average closing price of the Company’s common stock for the five trading days ending on the last day of the quarter with respect to which the new warrant is issued.

The foregoing descriptions of the Third Amendment, Warrant Amendment and Amended Rights Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively, and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description

4.1	Amendment No. 1 to Warrant between the Company and Opus Bank, dated March 31, 2016.

4.2	Amendment No. 1 to Registration Rights Agreement between the Company and Opus Bank, dated March 31, 2016.

10.1	Third Amendment to Credit Agreement and Waiver between the Company, idOnDemand, Inc. and Opus Bank, dated March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

April 5, 2016	By:	/s/ Steven Finney
Steven Finney
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to Warrant between the Company and Opus Bank, dated March 31, 2016.

4.2	Amendment No. 1 to Registration Rights Agreement between the Company and Opus Bank, dated March 31, 2016.

10.1	Third Amendment to Credit Agreement and Waiver between the Company, idOnDemand, Inc. and Opus Bank, dated March 31, 2016.